UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2003

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(b)	On July 10, 2003, the Board of Directors of H&R Block, Inc. (the “Company”) appointed and engaged KPMG LLP as its independent accountant for the fiscal year ended April 30, 2004. The Board of Directors directed the Company’s management to submit the ratification of such appointment to a vote of the shareholders of the Company at the annual meeting of shareholders scheduled for September 10, 2003. During the Company’s two most recent fiscal years and the interim period through July 10, 2003, neither the Company nor any one acting on its behalf consulted with KPMG LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. BY: /S/ James H. Ingraham —————————————— James H. Ingraham Senior Vice President and General Counsel

Date: July 14, 2003